APPENDIX A

TO THE EAGLE MUTUAL FUNDS
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Eagle Cash Trust:
Money Market Fund – Class A and Class C shares
Municipal Money Market Fund – Class A shares

Eagle Capital Appreciation Fund – Class A, Class C, Class I, Class R3 and Class R5 shares

Eagle Growth & Income Fund – Class A, Class C, Class I, Class R3 and Class R5 shares

Eagle Series Trust:
Eagle Investment Grade Bond Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle International Equity Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle Large Cap Core Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle Mid Cap Growth Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle Mid Cap Stock Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle Small Cap Core Value Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle Small Cap Growth Fund – Class A, Class C, Class I, Class R3 and Class R5 shares

Dated:  November 17, 2009